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                                                                     Exhibit 3.2
                                                                     -----------
                     COUNTRYWIDE MORTGAGE INVESTMENTS, INC.
                             A DELAWARE CORPORATION
                              ___________________

                                     BYLAWS
                              ___________________

                                   ARTICLE I

                                    Offices

     SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in that state of the entity acting as the corporation's registered agent in the State of Delaware.

     SECTION 2. Principal Executive Office. The principal executive office of the Corporation shall be in the City of Pasadena, State of California.

     SECTION 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Stockholders

     SECTION 1. Place of Meetings. Meetings of stockholders shall be held on such date, at such time and at such place within the United States as shall be determined from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held on such date, at such time and at such place as shall be designated annually by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders, unless otherwise provided by law or by the Certificate of Incorporation, may be called by a majority of the Board of Directors, a majority of the Unaffiliated Directors (as defined in Article III, Section 3), the President or the Chairman of the Board of Directors. The date, time and place of a special meeting shall be determined by the Board of Directors or the officer calling the meeting and shall be stated in the written notice of the meeting, which notice shall state the purpose or purposes for which the meeting is called. Business of the Corporation transacted at any special meeting of stockholders by whomever called shall be limited to the purposes stated in the written notice thereof.

     SECTION 4. Notice of Meetings; Waiver of Notice; Adjournment. Not less than ten nor more than sixty days before the date of every stockholders' meeting, the Secretary shall give to each stockholder of record entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, either by mail or by presenting it personally to the stockholder or by leaving it at his residence or usual place of business. If mailed with postage thereon prepaid, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation.

     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors after the adjournment shall fix a new record date for an adjourned meeting or the adjournment is
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for more than thirty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     SECTION 5. Quorum. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum, unless otherwise provided by any statute or by the Certificate of Incorporation. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting, except as required by Section 4 above, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

     SECTION 6. Voting. The affirmative vote of a majority of the shares of common stock which are present in person or represented by proxy and entitled to vote on the matter at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to constitute the act of the stockholders as to any matter which properly comes before the meeting, unless more than a majority of the votes shall be required by statute or by the Certificate of Incorporation. If a vote shall be taken on any question other than the election of directors (which shall be by written ballot), then unless required by statute or these bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholders voting, or by his proxy, and shall state the number of shares voted.

     Unless a statute or the Certificate of Incorporation provides otherwise, each holder of record of outstanding shares of stock of the Corporation having voting power shall be entitled to one vote for every share of such stock on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote only the shares owned by him as shown an the record of stockholders of the Corporation as of the record date determined pursuant to Section 7 below or pursuant to applicable law and may cast his shares in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, but no proxy shall be valid after three years from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

     SECTION 7. Fixing of Record Date. The Board of Directors may fix, in advance, a record date not more than sixty not less than ten days before the date then fixed for the action requiring determination by the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

     SECTION 8. Organization and Order of Business. At each meeting of the stockholders, the Chairman of the Board of Directors, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 9. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and

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shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

                                  ARTICLE III

                               Board of Directors

     SECTION 1. Number of Directors. The number of directors of the Corporation shall be six. By vote of a majority of the entire Board of Directors, the number of directors fixed by these Bylaws may be increased or decreased by resolution from time to time, but may not exceed nine nor be less than three. The tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

     SECTION 2. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

     SECTION 3. Affiliations of Board Members. A majority of the members of the Board of Directors shall at all times be persons who are not Affiliates of an individual or corporate management company to whom the Board has delegated management duties as permitted in Section 18 of this Article and Article V,
Section 7 of the Certificate of Incorporation (a "Management Company") (such directors being referred to as "Unaffiliated Directors").

     As used in these Bylaws, the term "Affiliate" of another person means any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person or of any person directly or indirectly controlling, controlled by or under common control with such other person; any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person; any person directly or indirectly controlling, controlled by or under common control with, such other person, and, any officer, director, partner, or employee of such other person. The term "person" includes a natural person, corporation, partnership, trust, company or other entity.

     SECTION 4. Election and Term. Until the first annual meeting of stockholders or until successors are duly elected and qualified, the Board shall consist of the persons named as such in the Certificate of Incorporation. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors, who need not be stockholders in the Corporation, to hold office until the next annual meeting and until their successors are elect and qualified or until their earlier resignation or removal. Directors are eligible for re-election, and a director may resign at any time by giving written notice to the Corporation.

     SECTION 5. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. The vacancy for any reason of any director who is not an Affiliate of a Management Company shall be filled by a majority vote of the remaining members of the Board of Directors, including a majority vote of the remaining Unaffiliated Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

     SECTION 6. Removal of Directors. Any director may be removed either with or without cause, as provided by the General Corporation Law of the State of Delaware.

     SECTION 7. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held in or out of the State of Delaware at such place as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.

     SECTION 8. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders at which the directors were elected. The meeting

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may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. or as shall be specified in a written waiver signed by all of the directors, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

     SECTION 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     SECTION 10. Special Meetings. Special meetings of the Board of Directors may be called by two or more directors of the Corporation or by the Chairman of the Board of Directors or the President.

     SECTION 11. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Such notice shall state the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, or established nationwide courier service, delivery cost prepaid, addressed to each director at his or her post-office address as it appears on the records of the Corporation, at least four days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his or her address as it appears in the records of the Secretary. Special meetings of the Board of Directors may be held at any time without notice if all directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.

     SECTION 12. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Notwithstanding the first paragraph of this Section 12, any action pertaining to a transaction involving the Corporation in which any Management Company, any director or officer of the Corporation or any Affiliate of any of the foregoing persons has an interest shall be approved in specific as to any isolated transactions or in general as to any series of similar transactions by a majority of the members of the Board of Directors who are not Affiliates of such interested party, even if the non-interested directors constitute less than a quorum. In approving any such transaction or series of transactions the non-interested directors must determine that

          (a) the transaction as contemplated is fair as to the Corporation and its stockholders at the time it is authorized, approved or ratified;

          (b) if an acquisition of property other than mortgage loans is involved, the total consideration is not in excess of the appraised value of such property being acquired; and

          (c) if the transaction involves compensation to any Management Company or its Affiliates for services rendered in a capacity other than that contemplated by the management arrangements, to the knowledge of the directors such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons.

     SECTION 13. Organization. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

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     SECTION 14.  Meeting by Conference Telephone.  Members of the Board of
Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     SECTION 15. Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 16. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors in such manner and in such amounts as may be fixed from time to time by the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors, or of any committee thereof.

     SECTION 17. Investment Policies and Restrictions. The investment policies of the Corporation and the restrictions thereon shall be established from time to time by the Board of Directors, including a majority of the Unaffiliated Directors; provided, however, that the investment policies of the Corporation and the limitations thereon shall be at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as it may be amended from time to time. The Unaffiliated Directors shall review the investment policies of the Corporation at least annually to determine that the policies then being followed by the Corporation are in the best interests of its stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Directors.

     SECTION 18. Management Arrangements. The Board may delegate the duty of management of the assets and the administration of the Corporation's day-to-day operations to a Management Company pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Unaffiliated Directors, or the stockholders of the Corporation, as provided in the Certificate of Incorporation.

     The Board of Directors shall evaluate the performance of the Management Company before entering into or renewing any management arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the initial management arrangements reflected in the Registration Statement, the Board of Directors shall determine that any successor Management Company possess sufficient qualifications (a) to perform the management function for the Corporation and (b) to justify the compensation provided for in its contract with the Corporation. Each contract for the services of a Management Company entered into by the Board of Directors shall have a term of no more than one year, but may be renewed annually at or prior to the expiration of the contract. Each contract shall be terminable by a majority of the Unaffiliated Directors, or the Management Company on sixty (60) days' written notice without cause.

     The Unaffiliated Directors shall determine at least annually that the compensation which the Corporation contracts to pay the Management Company is reasonable in relation to the nature and quality of services performed and shall also supervise performance of the Management Company and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Unaffiliated Directors may deem relevant and the findings of the Unaffiliated Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

          (a) The size of the management fee in relation to the size, compensation and profitability of the investment portfolio of the Corporation;

          (b) The success of the Management Company in generating opportunities that meet the investment objectives of the Corporation;

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          (c) The rates charged to other corporations similar to the Corporation and to other investors by advisers performing similar services;

          (d) Additional revenues realized by the Management Company and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

          (e) The quality and extent of service and advice furnished to the Corporation;

          (f) The performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

          (g) The quality of the investment portfolio or the Corporation in relationship to the investments generated by the Management Company for its own account.

     SECTION 19. Total Expenses. The Unaffiliated Directors shall determine, from time to time but at least annually, that the total fees and expenses of the Corporation are reasonable in light of all relevant factors. Within sixty days after the end of any fiscal quarter of the Corporation for which "Total Operating Expenses" (for the twelve months then ended) exceed two percent (2%) of "Average Invested Assets" or twenty-five percent (25%) of the "Net Income", whichever is greater, there shall be sent to the stockholders of the Corporation a written disclosure of such fact, together with an explanation of the factors the Unaffiliated Directors considered in arriving at the conclusion that such higher operating expenses were justified. The Corporation shall also publish to the stockholders quarterly (i) the ratio of the cost of raising capital during the quarter to the capital raised and (ii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to any Management Company and all Affiliates of such Management Company by the Corporation and including fees or charges paid to such Management Company and all of its Affiliates by third parties doing business with the Corporation.

     As used herein, the following terms shall have the following meanings:

          (a) "Total Operating Expenses" for any period shall mean the aggregate expenses of every character which constitute ordinary operating expenses, including additional expenses paid directly or indirectly by the Corporation to a Management Company, its Affiliates or third parties based upon their relationship with the Corporation, including loan administration, servicing, and all other expenses paid by the Corporation, exclusive of expenses related to raising capital, for interest, taxes and direct property acquisition, disposition, operation, maintenance and management costs.

          (b) "Average Invested Assets" for any period shall mean the average of the aggregate book value of the assets of the Corporation, determined on a consolidated basis, invested, directly or indirectly, in loans secured by real estate, before deduction of reserves for depreciation and similar non-cash reserves, computed taking the average of such values at the end of each calendar month during such period.

          (c) "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period determined in accordance with generally accepted accounting principles.

                                   ARTICLE IV

                            Committees of Directors

     SECTION 1. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Board, appoint from among its members an Executive Committee, an Audit Committee or other committees each composed of two or more directors. At least a majority of the members of any such committee shall be composed of directors who are Unaffiliated Directors. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation

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and may authorize the seal of the Corporation to be affixed to all papers which may require it except that no such committee shall have such power or authority with respect to amending the Bylaws or Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property or assets or the dissolution or the revocation of a dissolution of the Corporation, and, unless the resolution or the Bylaws or Certificate of Incorporation specifically so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

     SECTION 2. Minutes and Reports. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors when requested to do so, and any action taken by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

     SECTION 3. Notice. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board, and a waiver thereof in writing, signed by the directors entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the committee meeting in person shall be deemed equivalent to the giving of such notice to such director.

     SECTION 4. Quorum, Voting and General. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the committee members present at such meeting shall be an act of the committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the event of the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member or to dissolve any such committee.

                                   ARTICLE V

                              Officers and Agents

     SECTION 1. Number and Qualification. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also have as officers one or more Assistant Secretaries and one or more Assistant Treasurers. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. Such officers shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders and shall serve at the pleasure of the Board of Directors until resignation, removal, disqualification or until their successors are chosen and qualified. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 2. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     SECTION 3. Removal and Vacancies. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors for the unexpired portion of the term of the office which shall be vacant.

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     SECTION 4.  The Chairman of the Board.  The Chairman of the Board shall be the chief executive officer of the Corporation. He shall direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures, and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. As provided in Section 8 of Article II, he shall act as chairman at all meetings of the stockholders at which he is present, and, as provided in Section 13 of Article III, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President, and, in the absence of the Chairman of the Board and the President, such duties shall be performed and such authority may be exercised by the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, or in the absence of such Vice President, by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

     SECTION 5. The President. The President shall be the chief operating officer of the Corporation. He shall implement the general directives, plans and policies formulated by the Chairman of the Board pursuant to the Bylaws, in general shall have authority to exercise all powers delegated to him by the Chairman of the Board and shall establish operating and administrative plans and policies and direct and coordinate the Corporation's organizational components, within the scope of the authority delegated to him by the Board of Directors or the Chairman of the Board. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and responsibility for the employment or appointment and discharge of such employees, agents and officers, except such as shall be appointed by the Board, as may be required to carry on the operation of the business. As provided in
Section 4 of this Article V, in the absence of the Chairman of the Board, the President shall perform all the duties and exercise the authority of the Chairman of the Board. In the absence of the President, his duties shall be performed and his authority may be exercised by the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, and, in the absence of the President and such Vice President, by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

     SECTION 6. Vice Presidents. The Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

     SECTION 8. Assistant Secretaries. Each Assistant Secretary shall perform such duties as may be assigned to him, and shall be under the supervision of such officer, as the Board of Directors or, in the absence of action by it, as the Chairman of the Board or the President may from time to time prescribe. In the event of the absence or disability of the Secretary, the duties of the Secretary shall be performed by such Assistant Secretary, or if there be more than one such then by the one designated by the Chairman of the Board or the President.

     SECTION 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 10. Assistant Treasurers. Each Assistant Treasurer shall perform such duties as may be assigned to him, and shall be under the supervision of such officer, as the Board of Directors or, in the absence of action by it, as the Chairman of the Board or the President may from time to time prescribe. In the event of the absence or disability of the Treasurer, the duties of the Treasurer shall be performed by such Assistant Treasurer, or if there be more than one such then by the one designated by the Chairman of the Board or the President.

     SECTION 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                   ARTICLE VI

                             Certificates of Stock

     SECTION 1. Form and Number. Each stockholder shall be entitled upon request to a certificate or certificates in such form as shall be approved by the Board which shall represent and certify the number and kind and class of shares owned by him in the Corporation; provided, however, that certificates for fractional shares shall not be issued. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. A stock certificate may not be issued by the Corporation until the stock represented by it is fully paid by the stockholder.

     SECTION 2. Legends. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge.

     SECTION 3. Transfers of Shares. No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to Article VI of the Corporation's Certificate of Incorporation, or (ii) the Board of Directors, pursuant to such Article VI, shall have refused to transfer such shares. Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon Surrender to the Corporation or the transfer agent of the Corporation of the certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by such Article VI of the Certificate of Incorporation or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 4. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

                                  ARTICLE VII

                                   Dividends

     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in the Corporation's own shares, subject to the provisions of any statute and of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     The Board may fix, in advance, a date not more than sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

                                  ARTICLE VIII

                                Indemnification

     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

     SECTION 2. Non-exclusivity of rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 3. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                   ARTICLE IX

                                  Fiscal Year

     The fiscal year of the Corporation shall be the same as the calendar year and shall end on December 31 of each year.

                                   ARTICLE X

                          Depositories and Custodians

     SECTION 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

     SECTION 2. Custodians. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the corporation may from time to time determine.

                                   ARTICLE XI

                            Execution of Instruments

     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

                                  ARTICLE XII

                         Independent Public Accountants

   A firm of independent public accountants shall sign or certify the annual financial statements of the Corporation and shall be selected annually by the Board of Directors.

                                  ARTICLE XIII

             Stock ledger, List Of Shareholders, Books And Records

     SECTION 1. Stock Ledger. The Corporation shall maintain at its principal executive office, or at the office of its transfer agent or registrar, an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     SECTION 2. Stockholder List. The Secretary or other officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Corporation registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 3. Inspection of Books and Records. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation.

     In accordance with the General Corporation Laws of Delaware, any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's stock ledger, an existing list of stockholders and other books and records.

                                  ARTICLE XIV

                                   Amendments

     The Board of Directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter, modify or repeal any of the following provisions of the Bylaws

          (a)  Article III, Section 3;

          (b)  The third sentence of Article III, Section 5;

          (c)  The second paragraph of Article III, Section 12;

          (d)  Article III, Section 17-19;

          (e)  The second sentence of Article IV, Section 1; and

          (f)  This Article XIV.

     The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any Bylaws of the Corporation and to make new Bylaws.

                            AMENDMENT TO BYLAWS OF
                            ----------------------
                    COUNTRYWIDE MORTGAGE INVESTMENTS, INC.
                    --------------------------------------


     The following resolution was duly adopted by the Board of Directors of the Company, by unanimous written consent without a meeting, effective as of July 22, 1993:

     NOW, THEREFORE, BE IT RESOLVED, that the Bylaws of the Company be hereby amended as follows:

     Article VI of the Bylaws is hereby amended by deleting the first sentence of Section 3 of said Article and adding in its place a new sentence to read in full as set forth below:

     "No transfers of shares of stock of the Company shall be made if (i) void ab initio pursuant to Article VI of the Company's Certificate of Incorporation,
(ii) the Board of Directors, pursuant to such Article VI, shall have refused to transfer such shares, or (iii) prohibited pursuant to Article XV of the Bylaws."

     The Bylaws of the company are hereby further amended by adding a new
Article XV to read in full as set forth below:

                                  "ARTICLE XV

                ACQUISITION OF SHARES BY CERTAIN ORGANIZATIONS

     Section 1. Affidavits of Stockholders and Transferees. Whenever it is deemed by the Board of Directors to be prudent in avoiding

          (a) the direct or indirect imposition of a penalty tax on the Company (including the imposition of an entity-level tax on one or more real estate mortgage investment conduits ("REMICs") or one or more taxable mortgage pools in which the Company has acquired or plans to acquire an interest) or

          (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Company has acquired or plans to acquire an interest, the Board of Directors may require to be filed with the Company a statement or affidavit from any holder or proposed transferee of capital stock of the Company stating whether the holder or proposed transferee is

               (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, or any other organization that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code) (a "Disqualified Organization") or

               (ii) a partnership, trust, real estate investment trust, regulated investment company, or other pass-through entity in which a Disqualified Organization holds or is permitted to hold a direct or indirect beneficial interest (a "Pass-Through Entity").

Any contract for the sale or other transfer of shares of capital stock of the Company shall be subject to this provision. Furthermore, the Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Company purportedly transferred, if either


          (a) a statement or affidavit requested pursuant to this Section 1 has not been received, or

          (b) the proposed transferee is a Disqualified Organization or Pass-Through Entity.

     Section 2. Void Transfers. Any acquisition of shares of capital stock of the Company that could or would

          (a) result in the direct or indirect imposition of a penalty tax on the Company (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Company has acquired or plans to acquire an interest) or

          (b) endanger the tax status of one or more REMICs or one or more taxable mortgage pools in which the company has acquired or plans to acquire an interest shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of the subject shares shall be deemed never to have had an interest therein.

          If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of those shares shall be deemed, at the option of the Company, to have acted as agent on behalf of the Company in acquiring those shares and to hold those shares on behalf of the Company.

     Section 3. Redemption of Shares. Whenever it is deemed by the Board of Directors to be prudent in avoiding

          (a) the direct or indirect imposition of a penalty tax on the Company (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Company has acquired or plans to acquire an interest) or

          (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Company has acquired or plans to acquire an interest,

the Company may redeem shares of its capital stock.

          Any such redemption shall be conducted in accordance with the procedures set forth in Article VI, Section 6 of the Certificate of Incorporation of the Company regarding the repurchase of Excess Shares (as defined therein).

     Section 4. Application of Article. Nothing contained in this Article or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Company or the interests of its stockholders by avoiding

          (a) the direct or indirect imposition of a penalty tax on the Company (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Company has acquired or plans to acquire an interest) or

          (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Company has acquired or plans to acquire an interest.

     Section 5. Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall be affected only to the extent necessary to comply with the determination of that court."

                            AMENDMENT TO BYLAWS OF
                            ----------------------
                          CWM MORTGAGE HOLDINGS, INC.
                          ---------------------------

        The following resolution was duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on May 17, 1995:

        NOW, THEREFORE, BE IT RESOLVED, that the Bylaws of the Corporation be amended by adding to ARTICLE II a new Section 10 to read as follows:

          "SECTION 10. Nominations for Directors. Nominations for the election of members of the Board of Directors at the annual meeting of stockholders may be made by the Board of Directors or by any holder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Nominations for the election of members of the Board of Directors shall be stated in writing and filed with the Secretary of the corporation on or before thirty days prior to the date of the annual meeting of stockholders, and such nominations so stated, proposed and filed with the Secretary shall be considered at the annual meeting."

                          AMENDMENT TO THE BYLAWS OF
                          --------------------------
                          CWM MORTGAGE HOLDINGS, INC.
                          ---------------------------

            (Adopted by the Board of Directors on January 20, 1997
              and Approved by the Shareholders on June 24, 1997)


Article II, Section 3 of the Bylaws of the Company is hereby amended to delete the clause, "a majority of the Unaffiliated Directors (as defined in Article III, Section 3),"

Article III, Section 3 of the Bylaws of the Company is hereby amended to delete the first sentence thereof, which reads:

"A majority of the members of the Board of Directors shall at all times be persons who are not Affiliates of an individual or corporate management company to whom the Board has delegated management duties as permitted in Section 18 of this Article and Article V, Section 7 of the Certificate of Incorporation (a 'Management Company') (such directors being referred to as 'Unaffiliated Directors')."

Article III, Section 5 of the Bylaws of the Company is hereby amended to delete the third sentence thereof, which reads:

"The vacancy for any reason of any director who is not an Affiliate of a Management Company shall be filled by a majority vote of the remaining members of the Board of Directors, including a majority vote of the remaining Unaffiliated Directors."

and replace such sentence with the following new sentence to read in full as set forth below:

"The vacancy for any reason of any director shall be filled by a majority vote of the remaining members of the Board of Directors."

Article III, Section 12 of the Bylaws of the Company is hereby amended to make the following changes to the second paragraph:

        (i)   delete the clause, "Notwithstanding the first paragraph of this
Section 12, any action pertaining to a transaction involving the Corporation in which any Management Company, any director or officer of the Corporation or any Affiliate of any of the foregoing persons has an interest" and replace such clause with the following new clause, "Notwithstanding the first paragraph of this Section 12, any action pertaining to a transaction involving the Corporation in which any director or officer of the Corporation or any Affiliate of any of the foregoing persons has an interest";

        (ii)  add the word "and" after the semicolon in subsection (a);

        (iii) remove the word "and" from after the semicolon in section (b); and

        (iv) delete subsection (c), which reads: "(c) if the transaction involves compensation to any Management Company or its affiliates for services rendered in a capacity other than that contemplated by the management arrangements, to the knowledge of the directors such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons."

Article III, Section 17 of the Bylaws of the Company is hereby amended:

         (i) to delete the clause, ", including a majority of the Unaffiliated Directors"; and

        (ii) to delete the following sentences, "The Unaffiliated Directors shall review the investment policies of the Corporation at least annually to determine that the policies then being followed by the Corporation are in the best interests of its stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Directors."

Article III, Section 18 of the Bylaws of the Company is hereby deleted in its entirety and replaced with the following statement: "Section 18. [RESERVED]".

Article III, Section 19 of the Bylaws of the Company is hereby deleted in its entirety and replaced with the following statement: "Section 19. [RESERVED]".

Article IV, Section 1 of the Bylaws of the Company is hereby amended to delete the second sentence, which reads:

"At least a majority of the members of any such committee shall be composed of directors who are Unaffiliated Directors."

Article XIV of the Bylaws of the Company is hereby amended:

        (i)   to delete subsection (b);

        (ii)  to re-letter subsection (c) as subsection (b);

        (iii) to replace subsection (d) with the following, "(c) Article III,
              Section 17; and";

        (iv)  to delete subsection (e); and

        (v)   to re-letter subsection (f) as subsection (d).

                           AMENDMENT TO THE BYLAWS OF
                        INDYMAC MORTGAGE HOLDINGS, INC.
              (Adopted by the Board of Directors on July 21, 1998)

     The Bylaws of IndyMac Mortgage Holdings, Inc. are hereby amended to revise
ARTICLE II so that the current Section 10 shall be deleted and the following
Section 10 and Section 11 shall be added to the end of ARTICLE II:

     "Section 10. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 10.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120 ) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event
                                          --------  -------
that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the

Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Section 11. Notice of Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),
(b) otherwise properly brought before the annual meeting of stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and
(ii) who complies with the notice procedures set forth in this Section.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is
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called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, however, that, once business has been
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properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted."